Exhibit 8

Execution Version

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of August 13, 2012 (this “Agreement”), is entered into by and among BLUEFLY, INC., a Delaware corporation (the “Company”), PRENTICE CONSUMER PARTNERS, LP, a Delaware limited partnership (“Prentice”), and RHO VENTURES VI, L.P., a Delaware limited partnership (“Rho”). Each of Prentice and Rho are from time to time referred to herein as an “Investor” and, collectively, the “Investors.”

RECITALS

WHEREAS, Prentice desires to purchase from the Company, and the Company desires to issue and sell to Prentice, (i) secured subordinated promissory notes in an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the form attached hereto as Exhibit A (the “Prentice Notes”), together with (ii) a related warrant to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in the form attached hereto as Exhibit C (the “Prentice Warrant”), in each case, on the terms, and subject to the conditions, contained herein.

WHEREAS, Rho desires to purchase from the Company, and the Company desires to issue and sell to Rho, (i) secured convertible subordinated promissory notes in an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the form attached hereto as Exhibit B (the “Rho Notes,” and, together with the Prentice Notes, the “Notes”), together with (ii) a related warrant to acquire shares of Common Stock, in the form attached hereto as Exhibit C (the “Rho Warrant,” and, together with the Prentice Warrant, the “Warrants”), in each case, on the terms, and subject to the conditions, contained herein.

As used in this Agreement, the following terms shall have the following meanings: (i) the term “Initial Securities” shall mean, collectively, the Notes and the Warrants, (ii) the term “Note Conversion Securities” shall mean the shares of Common Stock or Subsequent Round Securities (as defined in the Rho Notes) issuable upon conversion of the Rho Notes, (iii) the term “Warrant Conversion Securities” shall mean the shares of Common Stock issuable upon exercise of the Warrants, and (iv) the term “Securities” shall mean, collectively, the Initial Securities, the Note Conversion Securities and the Warrant Conversion Securities.

AGREEMENT

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE OF INITIAL SECURITIES; STOCKHOLDER APPROVAL

SECTION 1.1 Initial Securities. Subject to the terms and conditions hereof, the Company hereby (a) issues and sells to Prentice, and Prentice hereby purchases from the Company, the Prentice Notes and (b) issues and sells to Rho, and Rho hereby purchases from the Company, the Rho Notes. In consideration for the purchase by the Investors of the Notes, the Company also hereby (x) issues and sells to Prentice, and Prentice hereby purchases from the Company, the Prentice Warrants and (y) issues and sells to Rho, and Rho hereby purchases from the Company, the Rho Warrants. The purchase and sale of the Initial Securities is sometimes referred to herein as the “Closing.”

SECTION 1.2 Purchase Price. The aggregate purchase price for the Initial Securities to be purchased by each Investor is the amount set forth opposite such Investor’s name in Schedule 1 (the “Purchase Price”).

SECTION 1.3 Stockholder Approval.

(a) The Company shall take such actions as are reasonably necessary to obtain the Stockholder Approval (as defined below) with respect to the conversion of the Rho Notes and the exercise of the Rho Warrant and the Prentice Warrant through an action by majority written consent of the stockholders, to be signed and delivered by each of the Investors at or prior to Closing (the “Stockholder Written Consent”). The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) within 45 days after the Closing, an information statement relating to the Stockholder Written Consent (the “Information Statement”). The Company shall use its reasonable best efforts to respond to any comments of the Commission and to obtain effectiveness of the Information Statement as promptly as reasonably practicable. The Company shall mail the Information Statement to each of the Company’s stockholders as promptly as reasonably practicable after responding to all such comments received by the Commission to the satisfaction of the Commission.

(b) The Company will notify the Investors promptly of the receipt of any comments from the Commission for amendments or supplements to the Information Statement, and will supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, on the other hand, with respect to the Information Statement. If there shall occur any event that should be set forth in an amendment or supplement to the Information Statement, the Company will promptly prepare and mail to its stockholders such amendment or supplement. The Company will not mail any Information Statement, or any amendment or supplement thereto, to which any Investor reasonably objects after being afforded the opportunity to review the same. The Investors shall cooperate with the Company in the preparation of the Information Statement or in responding to any comments of the Commission, and the Investors shall promptly notify the Company if any information supplied by it for inclusion in the Information Statement shall have become false or misleading, and shall cooperate with the Company in disseminating the Information Statement, as so amended or supplemented, to correct any such false or misleading information.

(c) Each Investor hereby agrees to vote or cause to be voted all shares of the Company’s voting stock that are beneficially owned by such Investor, or over which such Investor has or shares voting control, and to cause every Affiliate (as such term is defined in Rule 12b-2 of the Exchange Act) of the Investor to vote or cause to be voted, from time to time and at all times, in whatever manner as shall be necessary to ensure that the Stockholder Approval is obtained, including without limitation, by delivering to the Company a Stockholder Written Consent that is duly executed by such Investor and each of its Affiliates (as applicable) within 10 days of the Closing. “Stockholder Approval” means such approval of the stockholders of the Company as may be necessary under the rules of the NASDAQ Capital Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time, in order to permit (i) the exercise in full of the conversion rights set forth in Section 5 of the Rho Notes (without giving effect to any limitation in such Section 5 relating to any such rules) and (ii) the exercise in full of the rights set forth in the Warrants.

SECTION 1.4 Use of Proceeds. The Company shall use the proceeds from the issuance of the Initial Securities solely for working capital and general corporate purposes.

SECTION 1.5 Registration Rights. Rho shall be entitled to registration rights in respect of the Note Conversion Securities and the Warrant Conversion Securities issuable upon exercise of the Rho Warrant, and, to the extent Rho exercises its rights under this Section 1.5 by providing a Notice (as defined below), Prentice shall be entitled to simultaneous “piggy-back” shelf registration rights in respect of the Warrant Conversion Securities issuable upon exercise of the Prentice Warrant, in each case, consistent with the registration rights granted pursuant to the Amended and Restated Registration Rights Agreement, dated as of September 7, 2011 (the “2011 Agreement”), by and among the Company and the other parties thereto, applied mutatis mutandis, including, without limitation, the Company’s obligation to use its commercially reasonable efforts to effect the registration contemplated by Section 2.2.1 of the 2011 Agreement; provided, however, that (i) the Filing Deadline (as defined in the 2011 Agreement) with respect to the Company’s obligation to prepare and file a shelf registration statement covering such securities shall be a date 60 days following the date of the Company’s receipt of written notice (the “Notice”) from Rho requesting the registration of such securities (or 90 days following the date of the Company’s receipt of the Notice if the Company determines that such longer period is reasonably necessary to avoid filing a shelf registration statement including or incorporating by reference financial statements that do not comply with the requirements of Rule 3-12 of Regulation S-X, as amended, or any successor rule) and (ii) the 180-day Required Effectiveness Deadline (as defined in the 2011 Agreement) shall also commence on the first day following the Company’s receipt of the Notice; and provided, further, however, that, notwithstanding anything to the contrary contained herein or in the 2011 Agreement, the provisions of Section 2.2.4 and Section 2.2.5 of the 2011 Agreement shall be inapplicable to the registration of the shares of Common Stock or Subsequent Round Securities issuable upon conversion of Notes contemplated by this Section 1.5.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Investors that the following representations and warranties are true and complete, except as set forth in the Schedules delivered herewith. The Schedules shall be arranged in sections corresponding to the numbered sections contained in this Article II, and the disclosures in any section of the schedules shall qualify other sections in this Article II to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections. Statements qualified by the “Company’s knowledge” or phrases of similar import means that such statement is based upon the knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statements.

SECTION 2.1 Subsidiaries. The Company has no direct or indirect subsidiaries, other than (i) Eyefly, LLC, a Delaware limited liability company in which it has a 52% membership interest and (ii) EVT Acquisition Co., LLC, a wholly-owned Delaware limited liability company (collectively, the “Subsidiaries”).

SECTION 2.2 Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of the State of Delaware, with the requisite entity power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or certificate of formation or, in any material respects, its by-laws, operating agreement or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Notes or the Warrants (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, business, condition (financial or otherwise) or liabilities (including contingent liabilities) of the Company or the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (each of the items listed in clauses (i)-(iii), a “Material Adverse Effect”).

SECTION 2.3 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, (i) the sale and delivery of the Initial Securities, (ii) the issuance of the Note Conversion Securities in accordance with the terms of the Rho Notes and (iii) the issuance of the Warrant Conversion Securities in accordance with the terms of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with (x) the Stockholder Approval and (y) any amendment to the Company’s certificate of incorporation (as amended or restated from time to time) as may be necessary to increase the number of shares of Common Stock authorized thereunder so as to enable the Company to issue Note Conversion Securities in connection with any Subsequent Round of Financing (as defined in the Rho Notes) and the approval by the Company’s stockholders of any such amendment (a “Charter Amendment”). Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

SECTION 2.4 No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, (A) the sale and delivery of the Initial Securities, (B) the issuance of the Note Conversion Securities in accordance with the terms of the Rho Notes and (C) the issuance of the Warrant Conversion Securities in accordance with the terms of the Warrants) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation, by-laws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, result in any breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Stockholder Approval and any Charter Amendment, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Investors herein, of any self-regulatory organization to which the Company or its securities are subject including all applicable trading markets), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Contract” means any contract of the Company that was filed or required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K, other than any contract which has expired by its terms and does not provide for the continuation of any material obligation on the part of the Company following the date hereof.

SECTION 2.5 Filings, Consents and Approvals. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of the transactions contemplated hereby and thereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than periodic and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all required filings with the NASDAQ Capital Market and, with respect to the transactions contemplated by Section 1.5, filings required under the Securities Act of 1933, as amended (the “Securities Act”). The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Investors in Article III.

SECTION 2.6 Issuance of Initial Securities. The Initial Securities have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. The Note Conversion Securities, when issued in accordance with the terms of the Rho Notes, will be validly issued, fully paid and non-assessable. The Warrant Conversion Securities, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of (i) the Initial Securities as contemplated by this Agreement, (ii) the Note Conversion Securities as contemplated by the Rho Note and (iii) the Warrant Conversion Securities as contemplated by the Warrants, is (or will be), as applicable, exempt from the registration and prospectus delivery requirements of the Securities Act, are being (or will be) , as applicable, made in compliance in all material respects with all applicable federal and state laws and regulations concerning the offer, issuance and sale of securities, and are not being (or will not be), as applicable, issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.6, the Company is relying on the representations and warranties made by the Investors in Article III.

SECTION 2.7 Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options, warrants and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the Closing Date, is as set forth in the Capitalization Table delivered to the Investors concurrently herewith (the “Capitalization Table”). All issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance in all material respects with all applicable federal and state securities laws and none of such outstanding securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The Capitalization Table is true and accurate as of the Closing. Except as disclosed in the Capitalization Table, as of the Closing, the Company did not have outstanding any other options, warrants, securities convertible into Common Stock, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in the Capitalization Table, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no preemptive rights, anti-dilution or price adjustment provisions contained in any security issued and outstanding by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in the Capitalization Table, and except for the 2011 Agreement and the Company’s amended and restated Voting Agreement, dated as of December 21, 2009, (A) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, (B) there are no agreements or arrangements pursuant to which any person has any co-sale rights, subscription rights, rights of first refusal, rights of first offer, tag along rights, or drag along rights, and (C) there are no agreements or arrangements relating to the voting of securities of the

Company, nor are there any other similar rights relating to the, registration, transfer, sale or voting of the securities of the Company. To the Company’s knowledge, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 2.7, as of the date hereof no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

SECTION 2.8 SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act (as applicable) and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

SECTION 2.9 Financial Statements. The financial statements of the Company included in the SEC Reports comply (or, to the extent corrected by a subsequent restatement that is filed with the Commission prior to the date hereof, as corrected do comply) in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, as applied by the Company (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

SECTION 2.10 Tax Matters. The Company and each of its Subsidiaries has (i) prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company or its Subsidiaries (as applicable) and (iii) set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction and the officers of the Company know of no basis for any such claim.

SECTION 2.11 Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract, (iii) all Material Contracts are in full force and effect except those that have expired by their terms or as otherwise set forth in the SEC Reports and, to the Company’s knowledge, no party to any Material Contract is in breach thereof in any material respect, (iv) the Company’s business has been operated in the ordinary course, (v) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (vi) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (vii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (viii) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law and, to the Company’s Knowledge, none of its creditors intends to initiate involuntary bankruptcy proceedings and there does not exist any fact which would reasonably lead a creditor to do so. Based on the financial condition of the Company as of the Closing, after giving effect to transactions contemplated hereby to occur at the Closing, the Company reasonably expects to have sufficient cash on hand to pay all of its currently foreseeable expenses for the next twelve months.

SECTION 2.12 Environmental Matters. To the Company’s knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental

Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which, in the case of any of the matters described in clauses (i) — (iv), has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

SECTION 2.13 Litigation. Except as set forth in Schedule 2.13, there is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company or any of its properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility (“Action”) (and in the case of any inquiry or investigation, to the Company’s knowledge) before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any of its Subsidiaries, and no such Action is currently threatened that could reasonably be expected to lead to the commencement of an Action. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

SECTION 2.14 Contracts. Schedule 2.14 lists the following contracts, agreements, commitments or binding understanding, whether oral or written (collectively, the “Contracts”), to which the Company or any of its Subsidiaries is a party or subject or by which either the Company or any of its Subsidiaries is bound: (x) each employment related Contract, (y) each Contract (A) with any Insider or (B) between or among any insiders relating in any way to the Company; and (iii) each Material Contract. “Insider” means (i) each of Quantum Industrial Partners LDC, a Cayman Islands limited duration company, SFM Domestic Investments LLC, a Delaware limited liability company, Maverick Fund USA, Ltd., a Texas limited partnership, Maverick Fund, L.D.C., a Cayman Islands exempted limited duration company, Maverick Fund II, Ltd., a Cayman Islands exempted company, Prentice Consumer Partners, LP, a Delaware limited partnership and Rho Ventures VI, L.P., (ii) any existing officer or director of the Company, (iii) any member of the immediate family of the persons described in clause (i) or (iv) any entity in which any of the persons described in clause (i), (ii) or (iii) owns any beneficial interest (other than less than one percent of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities trading market). The term “person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

SECTION 2.15 Employment Matters. No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 2.16 Employee Relations. Neither the Company, nor any of its Subsidiaries, is a party to any collective bargaining agreement. To the Company’s knowledge, the Company’s and its Subsidiaries’ relations with their respective employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports or as the Investors have otherwise been made aware, no current executive officer of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer of the Company is in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

SECTION 2.17 Labor Matters. The Company and each of its Subsidiaries is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 2.18 Minute Books. The minute books of the Company for the period from 2001 to present, all of which have been made available to the Investors, are complete and correct. The minute books of the Company contain, in all material respects, accurate records of all meetings held and actions taken by the board of directors and committees of the board of directors of the Company during such period, and no meeting of the board of directors or committees has been held for which minutes are not contained in such minute books, other than meetings held within the last sixty (60) days for which minutes have not yet been prepared and/or approved by the board of directors or applicable committee.

SECTION 2.19 Affiliate Transactions. Except as disclosed in the SEC Reports, no Insider has any agreement, contract, commitment or binding understanding, whether oral or written, with the Company or any of its Subsidiaries (other than the employment agreements filed with the Commission), any loan to or from the Company or any of its Subsidiaries or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries (other than ownership of capital stock of the Company). To the Company’s knowledge, except as set forth in the SEC Reports, no director or officer has any direct or indirect interest in any supplier of the Company or any of its Subsidiaries or in any Person from whom or to whom the Company or any of its Subsidiaries leases any property, or in any other Person with whom the Company or any of its Subsidiaries otherwise transacts business of any nature, other than transactions entered into in the ordinary course of business on the Company’s web site.

SECTION 2.20 Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii)

is not in violation of any order of which the Company or its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or its Subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 2.21 Regulatory Permits. The Company and each of its Subsidiaries possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) to the Company’s knowledge, there do not exist any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

SECTION 2.22 Title to Assets. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all tangible personal property owned by it which is material to the business of the Company, taken as a whole, free and clear of all liens (other than liens under the Company’s senior credit facility) except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries. Any real property and facilities held under lease by the Company or its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries (as applicable).

SECTION 2.23 Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company or its Subsidiaries is engaged.

SECTION 2.24 Patents and Trademarks. The Company and each of its Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of its business as now conducted, as described in the SEC Reports (the “Company Intellectual Property”). Except as set forth in the SEC Reports, (a) to the Company’s knowledge, there are no rights of third parties to any such Company Intellectual Property that is owned by the Company or its Subsidiaries; (b) to the Company’s knowledge, there is no pending or threatened Action by others challenging the Company’s or its Subsidiaries’ rights in or to any such Company Intellectual Property that could reasonably be expected to have a Material Adverse Effect; and (c) to the Company’s knowledge, there is no pending or threatened Action by others that the Company or its Subsidiaries infringes or otherwise violates any Intellectual Property of others that could reasonably be expected to have a Material Adverse Effect.

SECTION 2.25 Internal Accounting Controls; Disclosure Controls. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

SECTION 2.26 Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.27 Foreign Corrupt Practices. Neither the Company, nor its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 2.28 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

SECTION 2.29 Indebtedness. Except as disclosed in the SEC Reports or as incurred pursuant to transactions entered into in the ordinary course of business including draws under the senior credit facility, since June 30, 2012, neither the Company nor any of its Subsidiaries (i) has any outstanding indebtedness, and (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

SECTION 2.30 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III of this Agreement, no registration under the Securities Act is required for the offer and sale of the Initial Securities by the Company to the Purchasers under the Transaction Documents.

SECTION 2.31 Registration Rights. Other than as set forth in the SEC Reports and the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

SECTION 2.32 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received written notice from any trading market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the NASDAQ Capital Market.

SECTION 2.33 Disclosure. The Company acknowledges and agrees that the Investors have not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

SECTION 2.34 Brokers. Except for the payment of the Origination Fee, neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees or expenses in connection with the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants, severally as to itself and not jointly, to the Company as follows:

SECTION 3.1 Organization; Authority. Such Investor is a an entity duly formed, validly existing and in good standing under the laws of the jurisdiction set forth next to its name on Schedule 1, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Investor, and no further action is required by such Investor (or its respective managing member or general partner, if applicable) in connection therewith. This Agreement and the other Transaction Documents to which such Investor is a party have been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof and thereof, each will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

SECTION 3.2 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the formation documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

SECTION 3.3 Filings, Consents and Approvals. Such Investor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by such Investor of the Transaction Documents.

SECTION 3.4 Investment Representations. Such Investor acknowledges that the offer and sale of the Securities to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body, are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available.

(a) Such Investor is acquiring the Securities for investment, and not with a view to the resale or distribution thereof, and is acquiring the Securities for its own account.

(b) Such Investor is an “accredited investor” (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act). Such Investor acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such

Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities. Such Investor acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(c) Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d) Neither such Investor, nor any of its principal owners, partners, members, directors or officers is included on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals, or a person named on the list of known or suspected terrorists, terrorist organizations or other sanctioned persons issued by the U.S. Treasury Department’s Office of Foreign Assets and Control.

SECTION 3.5 Reliance on Exemptions. Such Investor understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

SECTION 3.6 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

SECTION 3.7 Office. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address set forth opposite its name on Schedule 1.

SECTION 3.8 Brokers. Neither the Investors, nor any of their officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees or expenses in connection with the transactions contemplated hereby.

SECTION 3.9 Disclosure. The Investors acknowledge and agree that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

ARTICLE IV

SURVIVAL; INDEMNIFICATION

SECTION 4.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive the Closing and the delivery of the Notes.

SECTION 4.2 Indemnification.

(a) Indemnification of the Investors. The Company will indemnify and hold each Investor and its respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that such Investor Party may suffer or incur arising from or relating to any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b) Indemnification of the Company. Each Investor will severally and not jointly indemnify and hold the Company and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Company Party may suffer or incur arising from or relating to any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in the other Transaction Documents.

SECTION 4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.2(a) or (b), such Indemnified Person shall promptly notify the Company and the other Investor or if the Indemnified Person is the Company, shall notify the

Investors, as applicable (the party against whom indemnity may be sought hereinafter referred to as the “Indemnifying Person”), in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person to so notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to the Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to the Indemnified Person, there exists or shall exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Person and the Indemnifying Person. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned unless the Indemnifying Person fails to defend any proceeding or fails to promptly respond to a settlement offer. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1 Conditions Precedent to the Obligations of the Investors at Closing. The obligation of each Investor to purchase the Initial Securities opposite its respective name on Schedule 1 at the Closing is subject to the fulfillment, on or prior to the date hereof (the “Closing Date”), of each of the following conditions, any of which may be waived by an Investor as with respect to its obligations:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall have been true and correct in all material respects as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated in the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Initial Securities at the Closing, all of which shall be and remain so long as necessary in full force and effect.

(e) No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for quotation or listed on the NASDAQ Capital Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the NASDAQ Capital Market from trading on the NASDAQ Capital Market nor shall suspension by the Commission or the NASDAQ Capital Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the NASDAQ Capital Market or (B) by falling below the minimum listing maintenance requirements of the NASDAQ Capital Market.

(f) Company Deliverables. The Company shall have issued, delivered or caused to have been delivered to the Investors each of the following:

(i) each of the Transaction Documents, duly executed by the Company;

(ii) a legal opinion of counsel to the Company, dated as of the Closing Date, executed by such counsel and addressed to the Investors;

(iii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws, as amended of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(iv) a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date;

(v) a certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the States of New York and Ohio, as of a date within five (5) business days of the Closing Date; and

(g) Compliance Certificate. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b).

SECTION 5.2 Conditions Precedent to the Obligations of the Company at Closing. The Company’s obligation to sell and issue the Initial Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall have been true and correct in all material respects as of such date.

(b) Performance. The Investors shall have performed, satisfied or complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated in the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Initial Securities at the Closing, all of which shall be and remain so long as necessary in full force and effect.

(e) Investor Deliverables. Each Investor shall have delivered or caused to have been delivered to the Company the following:

(i) each of the Transaction Documents to which such Investor is a party, duly executed by such Investor; and

(ii) the Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Investors by the Company for such purpose.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Fees and Expenses.

(a) At the Closing, the Company shall reimburse the Investors for their reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that (i) in no event shall the Investors be entitled to receive in the aggregate an amount from the Company pursuant to this Section 5.1(a) in excess of $40,000 and (ii) each Investor shall provide the Company with reasonably detailed invoices for such fees and expenses. Other than as provided with respect to legal fees and expenses described in the immediately preceding sentence, each

Investor shall pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents.

(b) At the Closing, the Company shall pay to Prentice by wire transfer of immediately available funds an origination fee of Thirty Thousand Dollars ($30,000) (the “Origination Fee”).

SECTION 6.2 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) to the extent required or appropriate in response to any summons or subpoena or to comply with applicable law, regulations or the rules of any national securities exchange or quotation system (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties, in the case of a summons or subpoena, seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties’ respective rights and obligations hereunder.

SECTION 6.3 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

SECTION 6.5 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

SECTION 6.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

SECTION 6.7 Notices and Addresses. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.7 prior to 5:00 p.m., Eastern Standard Time, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.7 on a day that is not a Trading Day or later than 5:00 p.m., Eastern Standard Time, on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

To Company:	Bluefly, Inc.
42 West 39th Street, 9th Floor
New York, New York 10018
Fax: (212) 840-1903
Attn: General Counsel

With a copy to:

Dechert LLP
30 Rockefeller Plaza
New York, NY 10112-2200
Fax: (212) 698-3599
Attn: Richard A. Goldberg, Esq.

To the Investors:	To the address set forth on Schedule 1;

With a copy to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10112-2200
Fax: (212) 355-3333
Attn: Stephen M. Davis, Esq.

SECTION 6.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the applicable courts located in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the applicable courts located in the County of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such courts located in the County of New York, State of New York, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.10 Execution; Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

BLUEFLY, INC.

By:	/s/ Joseph Park
Name: Joseph Park
Title: CEO

RHO VENTURES VI, L.P.

By: RMV VI, L.L.C., its General Partner

By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeffrey Martin
Name: Jeffrey Martin
Title: Attorney-in-Fact

PRENTICE CONSUMER PARTNERS, LP

By: Prentice Consumer Partners GP, LLC, its General Partner

By:	/s/ Mario Ciampi
Name: Mario Ciampi
Title: Managing Partner

SCHEDULE 1

INVESTORS

Name and Address of Investor	Aggregate Principal Amount of Note	Shares of Common Stock Issuable upon Exercise of Warrants	Aggregate Purchase Price

Prentice Consumer Partners, LP 623 Fifth Avenue, 32nd Floor New York, NY 10022	$1,500,000	476,190	$1,500,000

Rho Ventures VI, L.P. 152 West 57th Street, 23rd Floor New York, NY 10022	$1,500,000	476,190	$1,500,000

TOTAL	$3,000,000	952,380	$3,000,000

EXHIBIT A

FORM OF PRENTICE NOTES

[attached]

EXHIBIT B

FORM OF RHO NOTES

[attached]

EXHIBIT C

FORM OF PRENTICE & RHO WARRANT

[attached]